Exhibit 99.1

PRESS RELEASE

DREAMWORKS ANIMATION TO SWITCH STOCK EXCHANGE LISTING TO NASDAQ

Company’s Ticker Symbol to Remain “DWA”

Glendale, California – February 13, 2009 – DreamWorks Animation SKG, Inc. (NYSE: DWA) today announced that it will voluntarily transfer its stock exchange listing from The New York Stock Exchange to The NASDAQ Global Select Market, an exchange of The NASDAQ OMX Group Inc. (NASDAQ: NDAQ). The Company currently expects that its Class A common stock will commence trading on the NASDAQ on February 26, 2009 and will continue to be listed under the ticker symbol “DWA.”

“The NASDAQ and its listed companies represent many qualities with which DreamWorks Animation has long been associated, including industry-leading technology, innovation and creativity,” said Rich Sullivan, Head of Investor Relations for the Company. “After careful consideration, we believe the NASDAQ will provide our stockholders with access to the most advanced trading platform and the most cost-effective services available in the market today.”

“DreamWorks Animation is a globally recognized company whose creative power touches individuals around the world. Their work has helped to set the standard for innovation in the entertainment industry,” said Bruce Aust, Executive Vice President, Global Corporate Client Group, NASDAQ OMX. “We are proud to welcome them to the NASDAQ.”

About DreamWorks Animation SKG

DreamWorks Animation is principally devoted to developing and producing computer generated, or CG, animated feature films. With world-class creative talent, a strong and experienced management team and advanced CG filmmaking technology and techniques, DreamWorks Animation makes high quality CG animated films meant for a broad movie-going audience. The Company anticipates releasing its feature films into both conventional and IMAX® theatres worldwide. The Company has theatrically released a total of seventeen animated feature films, including Shrek, Shrek 2, Shark Tale, Madagascar, Over the Hedge, Shrek the Third, Bee Movie, Kung Fu Panda and Madagascar: Escape 2 Africa. Monsters vs. Aliens opens in theaters on March 27, 2009. All of the Company’s feature films are now being produced in stereoscopic 3D technology.

Contact:

DreamWorks Animation Investor Relations

(818) 695-3900

ir@dreamworksanimation.com

DreamWorks Animation Corporate Communications

(818) 695-3658

shannon.olivas@dreamworks.com

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s plans, prospects, strategies, proposals and our beliefs and expectations concerning performance of our current and future releases and anticipated talent, directors and storyline for our upcoming films and other projects, constitute forward-looking statements. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of DreamWorks Animation SKG, Inc. These risks and uncertainties include: audience acceptance of our films, our dependence on the success of a limited number of releases each year, the increasing cost of producing and marketing feature films, piracy of motion pictures, the effect of rapid technological change or alternative forms of entertainment and our need to protect our proprietary technology and enhance or develop new technology. In addition, due to the uncertainties and risks involved in the development and production of animated feature projects, the release dates for the projects described in this document may be delayed. For a further list and description of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our most recent quarterly reports on Form 10-Q. DreamWorks Animation is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

2